DELAWARE

The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “FORWARD ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 2006, AT 5:37 O’CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4197920
4034452    8100
050805209
DATE: 10-03-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:57 PM 09/30/2005
FILED 05:37 PM 09/30/2005
SRV 050805209 - 4034452 FILE

CERTIFICATE OF INCORPORATION
OF
FORWARD ACQUISITION CORP.

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do hereby certify as follows:

FIRST:  The name of the corporation (the “Corporation”) is Forward Acquisition Corp.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:  The total number of shares of stock that the Corporation shall have authority to issue is 1,000. The par value of such shares is $0.01 per share. All such shares are of one class and are Common Stock.

FIFTH:  Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

SIXTH:  To the fullest extent permitted by the DGCL or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH:  Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an officer of the Corporation or as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the DGCL or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Seventh. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH:  In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by the pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

TENTH:  The name of the sole incorporator is Robert J. Bush, and the address of incorporator is c/o R.H. Donnelley Corporation, 1001 Winstead Drive, Cary, North Carolina 27513.

IN WITNESS WHEREOF, I have hereunto set my hand, this 30th day of September, 2005.

/s/  Robert J. Bush
Robert J. Bush
Sole Incorporator

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